UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 29, 2014
Cintas Corporation
(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio	45262-5737
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
(513) 459-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

✓	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

✓	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

✓	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

✓	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On May 29, 2014, Cintas Corporation No. 2 (“Cintas No. 2”), a Nevada corporation and wholly-owned subsidiary of Cintas Corporation (the “Corporation”), entered into a Sixth Amendment Agreement (the “Sixth Amendment”) with KeyBank National Association, as agent (the “Agent”), and certain financial institutions named therein.  The Sixth Amendment modifies certain terms of the Credit Agreement, dated as of May 28, 2004, by and among Cintas No. 2, as borrower, the Agent and certain financial institutions named therein (such Credit Agreement, as amended through and including the Sixth Amendment, is referred to herein as the “Credit Agreement”).  The Corporation and specified wholly-owned subsidiaries of the Corporation guarantee the payment in full of all amounts due from Cintas No. 2 under the Credit Agreement.

Pursuant to the terms of the Sixth Amendment, the maturity date of the Credit Agreement has been extended from October 6, 2016 to May 28, 2019.

The Sixth Amendment also adjusts the applicable margin used to calculate the interest rate payable on any outstanding loans and the facility fee payable under the Credit Agreement.

The Sixth Amendment is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.  The foregoing description of the Sixth Amendment is qualified in its entirety by reference to the full text of the Sixth Amendment, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1
Sixth Amendment to Credit Agreement, dated as of May 29, 2014, by and among Cintas Corporation No. 2, KeyBank National Association, as agent, and certain financial institutions named therein, as lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTAS CORPORATION

Date: May 30, 2014	By:	/s/ William C. Gale
William C. Gale
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Sixth Amendment to Credit Agreement, dated as of May 29, 2014, by and among Cintas Corporation No. 2, KeyBank National Association, as agent, and certain financial institutions named therein, as lenders.